Exhibit 10(a)

AMENDMENT TO EMPLOYMENT AGREEMENT

        This Agreement is made on this 5th day of February, 2004, between Coeur d’ Alene Mines Corporation (“Coeur”) and James Meek (“Meek”).

WITNESSETH:

        Whereas, the parties hereto entered into an employment agreement on or about March 11, 2003, with a term commencing on May 31, 2003 and ending on May 31, 2004; and

        Whereas the parties desire to extend the term of said employment agreement heretofore made.

        Now, Therefore, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

        1.     It is hereby agreed between Coeur and Meek that the duration of the employment agreement referred to above shall be extended.

        2.     It is hereby agreed that the new term of said agreement shall commence on June 1, 2004 and shall expire on May 31, 2005.

        3.     All of the other terms and conditions of the employment agreement referred to above shall remain unchanged.

        In Witness Whereof the parties hereto have set their hands on the date first written above.

Coeur d’Alene Mines Corporation
By:	/s/ James Meek
James Meek